As filed with the Securities and Exchange Commission on February 26, 2009

Registration No. 333-139402

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	76-0562134
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2105 City West Blvd, Suite 500

Houston, Texas 77042

(713) 623-0060

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John D. Held, Esq.

Executive Vice President and General Counsel

Omega Protein Corporation

2105 City West Blvd., Suite 500

Houston, Texas 77042

(713) 623-0060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John D. Held, Esq. Executive Vice President and General Counsel Omega Protein Corporation 2105 CityWest Blvd., Suite 500 Houston, Texas 77042 Telephone: (713) 623-0060 Facsimile: (713) 940-6122	Robert G. Reedy Porter & Hedges, L.L.P. 1000 Main Street, 36th Floor Houston, TX 77002-6336 Telephone: (713) 226-6674 Facsimile: (713) 226-6274

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (“Post-Effective Amendment”), filed by Omega Protein Corporation, a Nevada corporation (the “Company”), removes from registration shares of the Company’s common stock registered under the Registration Statement on Form S-3 (Registration Number 333-139402) filed by the Company on December 15, 2006 (the “Registration Statement”) with the Securities and Exchange Commission, pertaining to the registration of 5,232,708 shares of the Company’s common stock.

The “Effectiveness Period” under the Registration Rights Agreement dated as of December 1, 2006, between Omega Protein Corporation and certain purchasers named therein has terminated.

The Company hereby removes from registration 1,014,353 shares of the Company’s common stock registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of February, 2009.

OMEGA PROTEIN CORPORATION

By:	/s/ John D. Held
John D. Held,
Executive Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

* Joseph L. von Rosenberg III	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2009

* Robert W. Stockton	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 26, 2009

* Gary L. Allee	Director	February 26, 2009

* Gary R. Goodwin	Director	February 26, 2009

* Paul M. Kearns	Director	February 26, 2009

* William E. M. Lands	Director	February 26, 2009

* Harry O. Nicodemus IV	Director	February 26, 2009

*By:	/s/ John D. Held
John D. Held Attorney-In-Fact